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                                                                   EXHIBIT 23(B)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Health Images, Inc. on Form S-3 of our report dated May 26, 1995 (relative to the financial statements of MedAlliance Imaging Centers -- a division of MedAlliance, Inc.), appearing in Amendment No. 1 on Form 8-K/A dated June 30, 1995 to current report on Form 8-K of Health Images, Inc. and to the reference to us under the heading "Experts" in the Registration Statement.

                                          DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Nashville, Tennessee
October 24, 1996